Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Cree, Inc. 2013 Long-Term Incentive Compensation Plan of our reports dated August 27, 2013, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of Cree, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 2013, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Raleigh, North Carolina
October 29, 2013